Exhibit 99.1

NETSOL Technologies Reports Fiscal First Quarter 2024 Results

●	Net Revenue for the Quarter Grew 12% to $14.2 Million
●	SaaS and Annual recurring Revenues Continue to Grow Year Over Year
●	Gross Margins Increased to 43% and Company Reports Net Profit

Encino, Calif., November 7, 2023 – NETSOL Technologies, Inc. (Nasdaq: NTWK), a global business services and enterprise application solutions provider, reported results for the fiscal first quarter ended September 30, 2023.

Fiscal First Quarter 2024 Financial Results

Total net revenues for the first quarter of fiscal 2024 increased 12% to $14.2 million, compared with $12.7 million in the prior year period. On a constant currency basis, total net revenues were $14.3 million.

●	License fees were $1.3 million compared with $250,000 in the prior year period. License fees on a constant currency basis were $1.3 million.
●	Total subscription (SaaS and Cloud) and support revenues were $6.5 million compared with $6.0 million in the prior year period. Total subscription and support revenues on a constant currency basis were $6.5 million.
●	Total services revenues were $6.4 million, consistent with $6.4 million in the prior year period. Total services revenues on a constant currency basis were $6.5 million.

Gross profit for the first quarter of fiscal 2024 was $6.2 million (or 43% of net revenues), compared to $4.3 million (or 33% of net revenues) in the first quarter of fiscal 2023. On a constant currency basis, gross profit for the first quarter of fiscal 2024 was $4.7 million (or 33% of net revenues as measured on a constant currency basis).

Operating expenses for the first quarter of fiscal 2024 were $5.8 million (or 41% of sales) compared to $6.1 million (or 48% of sales) for the first quarter of fiscal 2023. On a constant currency basis, operating expenses for the first quarter of fiscal 2023 increased to $6.4 million (or 45% of sales on a constant currency basis).

GAAP net income attributable to NETSOL for the first quarter of fiscal 2024 totaled $31,000 or $0.003 per diluted share, compared with GAAP net loss of $(621,000) or a loss of $(0.06) per diluted share in the first quarter of fiscal 2023. Included in GAAP net income attributable to NETSOL was a loss of $(134,000) on foreign exchange currency in the first quarter of fiscal 2024, compared to a gain of approximately $1.3 million in the prior year period. On a constant currency basis, NETSOL realized a loss of $(174,000) on foreign currency transactions.

Non-GAAP adjusted EBITDA for the first quarter of fiscal 2024 was $466,000 or $0.04 per diluted share, compared with non-GAAP adjusted EBITDA loss of $28,000 or $(0.002) per diluted share in the first quarter of fiscal 2023 (see note regarding “Use of Non-GAAP Financial Measures,” below for further discussion of this non-GAAP measure).

Management Commentary

NETSOL Co-Founder, Chairman and Chief Executive Officer Najeeb Ghauri stated, “Our first quarter of 2024 was highlighted by increases in total net revenue, improved gross margins, and profitability. This quarter highlights the strength of our business model particularly when we recognize licensing fees, subscription and support revenues, and services revenues. One goal is to drive more consistent license revenue alongside our more predictable subscription and support and services revenues.

“We also continue to drive our cost containment initiative so we can reallocate capital to growing our SaaS business and expansion into the United States market. On that front, our focus continues to be staffing our new office in Austin, Texas with the best talent available to address this largely untapped market. Moreover, our white label SaaS-based solution Otoz is now live in 60 MiniAnywhere dealerships across 37 U.S. states, demonstrating the growing demand for SaaS-based solutions in this market. Finally, we continue to evaluate strategic acquisition opportunities throughout North America.

“We’re very pleased with our results this quarter, and we believe that our performance reflects the long-term earnings potential for NETSOL as we continue to scale our revenue. We are working diligently to build our pipeline of licensing deals, and along with our expanding SaaS offerings, we believe this will drive improved results and more consistent profitability and cash generation.”

Conference Call

NETSOL Technologies management will hold a conference call today (November 7, 2023) at 9:00 a.m. Eastern time (6:00 a.m. Pacific time) to discuss these financial results. A question-and-answer session will follow management’s presentation.

U.S. dial-in: 877-407-0789

International dial-in: 201-689-8562

Please call the conference telephone number 5-10 minutes prior to the start time or use this link for telephone access to the call via your web browser. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Investor Relations at 818-222-9195.

The conference call will also be broadcast live and available for replay here, along with additional replay access being provided through the company information section of NETSOL’s website.

A telephone replay of the conference call will be available approximately three hours after the call concludes through Tuesday, November 21, 2023.

Toll-free replay number: 844-512-2921

International replay number: 412-317-6671

Replay ID: 13742018

About NETSOL Technologies

NETSOL Technologies, Inc. (Nasdaq: NTWK) is a worldwide provider of IT and enterprise software solutions primarily serving the global leasing and finance industry. The Company’s suite of applications is backed by 40 years of domain expertise and supported by a committed team in eight strategically located support and delivery centers throughout the world. NFS, LeasePak, LeaseSoft or NFS Ascent® – help companies transform their Finance and Leasing operations, providing a fully automated asset-based finance solution covering the complete finance and leasing lifecycle.

Forward-Looking Statements

This press release may contain forward-looking statements relating to the development of the Company’s products and services and future operating results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “expects,” “anticipates,” variations of such words, and similar expressions, identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company’s actual results include the progress and costs of the development of products and services and the timing of the market acceptance, as well as the delay in recovery or a prolonged economic downturn that effects our Company, our customers and the world economy. The subject Companies expressly disclaim any obligation or undertaking to update or revise any forward looking statement contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

Use of Non-GAAP Financial Measures

The reconciliation of Adjusted EBITDA to net income, the most comparable financial measure based upon GAAP, as well as a further explanation of adjusted EBITDA, is included in the financial tables in Schedule 4 of this press release.

Investor Relations Contact:

IMS Investor Relations

netsol@imsinvestorrelations.com

+1 203-972-9200

NETSOL Technologies, Inc. and Subsidiaries

Schedule 1: Consolidated Balance Sheets

	As of	As of
	September 30, 2023	June 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$16,551,677	$15,533,254
Accounts receivable, net of allowance of $416,435 and $420,354	6,870,956	11,714,422
Revenues in excess of billings, net of allowance of $116,425 and $1,380,141	13,008,285	12,377,677
Other current assets	2,244,490	1,978,514
Total current assets	38,675,408	41,603,867
Revenues in excess of billings, net - long term	724,875	-
Property and equipment, net	5,770,794	6,161,186
Right of use assets - operating leases	1,359,106	1,151,575
Other assets	32,326	32,327
Intangible assets, net	-	127,931
Goodwill	9,302,524	9,302,524
Total assets	$55,865,033	$58,379,410

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$6,802,879	$6,552,181
Current portion of loans and obligations under finance leases	5,756,553	5,779,510
Current portion of operating lease obligations	538,363	505,237
Unearned revenue	5,170,335	7,932,306
Total current liabilities	18,268,130	20,769,234
Loans and obligations under finance leases; less current maturities	137,847	176,229
Operating lease obligations; less current maturities	795,935	652,194
Total liabilities	19,201,912	21,597,657

Stockholders’ equity:
Preferred stock, $.01 par value; 500,000 shares authorized;	-	-
Common stock, $.01 par value; 14,500,000 shares authorized; 12,311,850 shares issued and 11,372,819 outstanding as of September 30, 2023 12,284,887 shares issued and 11,345,856 outstanding as of June 30, 2023	123,120	122,850
Additional paid-in-capital	128,536,132	128,476,048
Treasury stock (at cost, 939,031 shares as of September 30, 2023 and June 30, 2023)	(3,920,856)	(3,920,856)
Accumulated deficit	(44,865,296)	(44,896,186)
Other comprehensive loss	(46,411,702)	(45,975,156)
Total NetSol stockholders’ equity	33,461,398	33,806,700
Non-controlling interest	3,201,723	2,975,053
Total stockholders’ equity	36,663,121	36,781,753
Total liabilities and stockholders’ equity	$55,865,033	$58,379,410

NETSOL Technologies, Inc. and Subsidiaries

Schedule 2: Consolidated Statement of Operations

	For the Three Months
	Ended September 30,
	2023	2022
Net Revenues:
License fees	$1,280,449	$249,960
Subscription and support	6,512,243	6,016,834
Services	6,449,489	6,439,325
Total net revenues	14,242,181	12,706,119

Cost of revenues	8,080,164	8,454,122
Gross profit	6,162,017	4,251,997

Operating expenses:
Selling, general and administrative	5,432,969	5,678,561
Research and development cost	378,419	469,627
Total operating expenses	5,811,388	6,148,188

Income (loss) from operations	350,629	(1,896,191)

Other income and (expenses)
Interest expense	(276,017)	(121,610)
Interest income	414,718	431,857
Gain (loss) on foreign currency exchange transactions	(134,253)	1,315,705
Other income (expense)	57,881	25,616
Total other income (expenses)	62,329	1,651,568

Net income (loss) before income taxes	412,958	(244,623)
Income tax provision	(121,895)	(193,348)
Net income (loss)	291,063	(437,971)
Non-controlling interest	(260,173)	(182,758)
Net income (loss) attributable to NetSol	$30,890	$(620,729)

Net income (loss) per share:
Net income (loss) per common share
Basic	$0.003	$(0.06)
Diluted	$0.003	$(0.06)

Weighted average number of shares outstanding
Basic	11,345,856	11,257,539
Diluted	11,345,856	11,257,539

NETSOL Technologies, Inc. and Subsidiaries

Schedule 3: Consolidated Statement of Cash Flows

	Ended September 30,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$291,063	$(437,971)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	530,786	845,003
Amortization of right of use of assets	-	-
Provision for bad debts	7,880	(47,479)
Gain on sale of assets	(98)	(23,296)
Stock based compensation	60,354	81,834
Changes in operating assets and liabilities:
Accounts receivable	4,608,881	815,132
Revenues in excess of billing	(1,478,386)	337,996
Other current assets	92,686	(340,390)
Accounts payable and accrued expenses	341,722	687,453
Unearned revenue	(2,791,269)	(619,425)
Net cash provided by operating activities	1,663,619	1,298,857

Cash flows from investing activities:
Purchases of property and equipment	(371,630)	(1,347,601)
Sales of property and equipment	1,230	453,607
Net cash used in investing activities	(370,400)	(893,994)

Cash flows from financing activities:
Payments on finance lease obligations and loans - net	(44,474)	(445,737)
Net cash used in financing activities	(44,474)	(445,737)
Effect of exchange rate changes	(230,322)	(2,999,975)
Net decrease in cash and cash equivalents	1,018,423	(3,040,849)
Cash and cash equivalents at beginning of the period	15,533,254	23,963,797
Cash and cash equivalents at end of period	$16,551,677	$20,922,948

NETSOL Technologies, Inc. and Subsidiaries

Schedule 4: Reconciliation to GAAP

	For the Three Months
	Ended September 30,
	2023	2022

Net Income (loss) attributable to NetSol	$30,890	$(620,729)
Non-controlling interest	260,173	182,758
Income taxes	121,895	193,348
Depreciation and amortization	530,786	845,003
Interest expense	276,017	121,610
Interest (income)	(414,718)	(431,857)
EBITDA	$805,043	$290,133
Add back:
Non-cash stock-based compensation	60,354	81,834
Adjusted EBITDA, gross	$865,397	$371,967
Less non-controlling interest (a)	(399,423)	(399,535)
Adjusted EBITDA, net	$465,974	$(27,568)

Weighted Average number of shares outstanding
Basic	11,345,856	11,257,539
Diluted	11,345,856	11,257,539

Basic adjusted EBITDA	$0.04	$(0.002)
Diluted adjusted EBITDA	$0.04	$(0.002)

(a)The reconciliation of adjusted EBITDA of non-controlling interest to net income attributable to non-controlling interest is as follows

Net Income (loss) attributable to non-controlling interest	$260,173	$182,758
Income Taxes	36,377	59,910
Depreciation and amortization	141,334	238,333
Interest expense	85,889	37,396
Interest (income)	(128,091)	(132,489)
EBITDA	$395,682	$385,908
Add back:
Non-cash stock-based compensation	3,741	13,627
Adjusted EBITDA of non-controlling interest	$399,423	$399,535